ARTICLES OF MERGER OF

                             PERSIMMON CORPORATION:
                             a Utah Corporation into

                        AMALGAMATED ENTERTAINMENT, INC.
                             a Delaware Corporation

     Pursuant to the provisions of Section 16-10-72 of the Utah Business Corporation Act, Persimmon Corporation, a Utah Corporation (hereafter the "Utah Corporation") , and Amalgamated Entertainment, Inc., a Delaware Corporation (hereafter "Surviving Corporation" or the "Delaware Corporation") , adopt the following Articles of Merger for the purpose of merging the Utah Corporation into the Delaware Corporation.

                               W I T N E S S E T H

                                        I

                                 PLAN OF MERGER

     Pursuant to these Articles of Merger, it is intended and agreed that the Utah Corporation will be merged into the Delaware Corporation and the Delaware Corporation shall be the Surviving Corporation. The name of the Surviving Corporation shall be Amalgamated Entertainment, Inc. The terms, conditions, and understandings of the merger are set forth in the Plan and Agreement of Merger between the Delaware Corporation and the Utah Corporation, dated as of December 23, 1991, a copy of which is attached hereto as Exhibit "A" and incorporated herein by this reference. The sole purpose of such merger is to change the domicile of the Utah corporation to the State of Delaware.

                                       II

                      ARTICLES OF INCORPORATION AND BYLAWS

     On the consummation of the merger, the Articles of Incorporation and Bylaws of the Surviving Corporation shall be the Articles of Incorporation and Bylaws of the Delaware Corporation.

                                       III

            AUTHORIZED AND OUTSTANDING SHARES OF THE UTAH CORPORATION


     The Utah Corporation has 100, 000, 000 shares of $.015 par value voting common stock, authorized, of which 915,333 are issued and outstanding. Each of the common shares is entitled to one vote. The Utah Corporation has 10,000,000 shares of $.001 par value preferred stock, authorized, none of which are issued or outstanding.

                                       IV

                AUTHORIZED AND OUTSTANDING SHARES OF THE DELAWARE
                                   CORPORATION

     The Delaware Corporation has 24,000,000 shares of $.01 par value common stock, authorized, of which 10,000 shares are issued and outstanding. Each share is entitled to one vote. The Delaware Corporation has 1,000,000 shares of $.01 par value common stock, authorized, none of which are issued or outstanding.

                                        V

                APPROVAL BY SHAREHOLDERS OF THE UTAH CORPORATION


     Of the  915,333  issued  and  outstanding  shares  of the Utah  Corporation


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entitled  to vote on the Plan and  Agreement  of Merger,  a total of ________ of such shares were voted in favor of entering into the Plan and Agreement of Merger, with shares of common stock of the Utah Corporation dissenting. This represents a majority in interest of the issued and outstanding shares of common stock. Such shares were voted individually and not as a class.

                                       VI

                    APPROVAL BY SHAREHOLDERS OF THE DELAWARE
                                   CORPORATION

     All 10,000 shares of common stock of the Delaware Corporation were voted in favor of entering into the Plan and Agreement of Merger with no shares of common stock of the Delaware Corporation dissenting. Such shares were voted individually and not as a class.

                                       VII

                    UNDERTAKINGS OF THE DELAWARE CORPORATION


     A. The Delaware Corporation hereby agrees that it may be served with process in the State of Utah in any proceeding for the enforcement of any obligation of the Utah Corporation and in any proceeding for the enforcement of the rights of any dissenting shareholder of the Utah Corporation against the Delaware Corporation.

     B. The Delaware Corporation hereby irrevocably appoints the Secretary of State of the State of Utah its agent to accept service of process in any proceeding referred to in paragraph "All above.

     C. The Delaware Corporation will promptly pay to the dissenting shareholders of the Utah Corporation, the amount, if any, to which they shall be entitled under the provisions of the Utah Business Corporation Act with regard to the rights of dissenting shareholders.

     IN  WITNESS  WHEREOF,  the  undersigned   corporations,   acting  by  their
respective presidents and secretaries, have executed these Articles of Merger on the 27th day of January, 1992

Attest:  AMALGAMATED ENTERTAINMENT, INC.
a Delaware corporation

By /S/ Gregory A. Stuart                            By /S/ Richard H. Nordlund
Secretary                                           President



Attest:
                                                    PERSIMMON CORPORATION
                                                    a Utah corporation

By /S/ Gregory A. Stuart                             By /S/  Richard H. Nordlund
Secretary                                            President



State of Utah              )
                           ) ss
County of Salt Lake        )

     On the 27th day of January, 1992, personally appeared before me, a Notary Public, Richard H. Nordlund and Gregory A. Stuart, the president and secretary


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respectively of Persimmon Corporation, a Utah corporation, and the president and
secretary   respectively   of  Amalgamated   Entertainment,   Inc.,  a  Delaware
corporation, who duly acknowledged to me that they executed these Articles of Merger.

                                    /S/ A. O. Headman
                                    Notary  Public

                                    Residing: /S/ Salt Lake County